CNI CHARTER FUNDS

                                   APPENDIX A
                     to the Investment Management Agreement

The provisions of the Investment Management Agreement between the Trust and City National Asset Management, Inc. apply to the following series of the Trust:

1. Government Money Market Fund

2. California Tax-Exempt Money Market Fund

3. Prime Money Market Fund

4. Large Cap Growth Equity Fund

5. Large Cap Value Equity Fund

6. California Tax Exempt Bond Fund

7. Corporate Bond Fund

8. Government Bond Fund

9. High Yield Bond Fund

10. RCB Small Cap Value Fund

11. Multi-Asset Fund

12. Opportunistic Value Fund



Dated as of:  June __, 2008.

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                                CNI CHARTER FUNDS

                                   APPENDIX B
                     to the Investment Management Agreement

Each Fund shall pay to City National Asset Management, Inc., as full compensation for all investment management and advisory services furnished or provided to such Fund pursuant to the Investment Management Agreement, a management fee based upon each Fund's average daily net assets at the following per annum rates:

1. Government Money Market Fund                                 0.26%

2. California Tax-Exempt Money Market Fund                      0.27%

3. Prime Money Market Fund                                      0.25%

4. Large Cap Growth Equity Fund                                 0.65%

5. Large Cap Value Equity Fund                                  0.62%

6. California Tax Exempt Bond Fund                              0.27%

7. Corporate Bond Fund                                          0.40%

8. Government Bond Fund                                         0.43%

9. High Yield Bond Fund                                         0.75%

10. RCB Small Cap Value Fund                                    0.85%

11. Multi-Asset Fund                                            0.50%

12. Opportunistic Value Fund                                    0.50%



Dated as of:  June __, 2008.

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